EXHIBIT 99

NEWS RELEASE

Contact:  Bradford T. Ray
          President and Chief Operating Officer
          502/245-2110

                                         STEEL TECHNOLOGIES, INC.
                                                   P.O. Box 43339
                                 Louisville, Kentucky  40253-0339
                                                     502 245-2110



                STEEL TECHNOLOGIES INC. ANNOUNCES
                   NEW CHIEF FINANCIAL OFFICER


Louisville, Kentucky (October 16, 1997) - Steel Technologies Inc. (Nasdaq/NM:STTX) today announced the election of Joseph P. Bellino as its Chief Financial Officer and Treasurer, positions previously held by Kenneth R. Bates. Mr. Bellino has extensive executive-level financial expertise in the manufacturing sector, specializing in mergers and acquisitions, strategic planning, and building shareholder value. Mr. Bellino most recently served as President of Beacon Capital Advisors Company in Louisville, Kentucky.

     "We are excited to have Joe as part of our team. He will play an important role in focusing our efforts to strategically plan and implement our corporate objectives," said Bradford T.
Ray, President and Chief Operating Officer.

     As an intermediate steel processor, Steel Technologies processes flat rolled steel to specified thickness, width, temper and finish requirements for automotive, appliance, agricultural, lawn and garden, machinery and office equipment industries, among others.

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